Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-96869) of Corporate Property Associates 14 Incorporated of our report dated March 27, 2008 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 27, 2008

CPA®:14 2007 10-K — 76